Lexaria Updates Operations

Kelowna, BC / February 4, 2015 / Lexaria, Corp. (OTCQB:LXRP) (CSE:LXX) (the “Company”) provides the following three operational updates.

CREDIT CARDS.

Lexaria is pleased to announce it is now accepting Mastercard and Visa credit card payments at its www.vipova.com e-commerce site for sales of its patent-pending CBD-infused black tea across America. Previously, customers could only transact with the ViPova website with checks and money orders, and while these payment options remain for those who prefer them, Vipova’s ability to accept major credit cards will shorten delivery times and provide the ease of ordering that customers expect.

Given the increase in web traffic Vipova.com has experienced, Lexaria believes the ability to use credit cards should lead to an increase in sales volumes. Customers across the US can also call 1-888-976-8482 from 9AM to 7PM EST Mon-Fri to place their orders.

FOCUS GROUPS.

Lexaria has begun holding focus group sessions to introduce and evaluate its CBD-infused black tea. Our first focus group was held January 29 when 14 people were introduced to ViPova Tea. The session provided a chance for potential consumers to learn about the tea and the properties of cannabidiol infusion, and proved immensely valuable to the Company to learn about consumer preferences, needs, likes and dislikes.

Lexaria is very pleased at the enthusiastic response and comments received. Participants had the opportunity to meet senior representatives of ViPova, and provide detailed commentary that the Company will use to fine-tune its products and marketing as 2015 unfolds.

The next focus group will be held during the next several days and the Company expects to continue to hold similar focus group meetings in the weeks and months to come.

STRATEGIC ADVISOR.

Lexaria has engaged Sequoia Partners Inc for strategic fiscal advisement and for the development of various strategies to assist the Company to realize its project objectives. Lexaria will be working closely with the Managing Partners of Sequoia to pursue its interests. The Managing Partners have extensive and long lasting relationships in the finance, health care and pharmaceutical industries that are expected to be beneficial to the Company.

Sequoia has been granted 250,000 stock options and will receive a monthly fee of CDN$5,000 for the next six months.

About Lexaria

Lexaria's shares are quoted in the USA with symbol LXRP and in Canada with symbol LXX. The company searches for projects that could provide potential above-market returns. www.lexarienergy.com

About ViPovaTM

ViPovaTM uses only legal CBD oil extracts, grown from legal hemp in locations where it is legal to do so, in ViPovaTM-branded tea. ViPovaTM uses its patent-pending process to infuse concentrated amounts of CBD within lipids in its tea, providing more bioactivity and comfort to the body during the absorption process. Only ViPovaTM has this ground-breaking technology for CBD/lipid infusion. www.vipova.com

FOR FURTHER INFORMATION PLEASE CONTACT:

Lexaria Corp.
Chris Bunka
Chairman & CEO
(250) 765-6424

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Access to capital, or lack thereof, is a major risk and there is no assurance that the Company will be able to raise required working capital. Current oil and gas production rates may not be sustainable and targeted production rates may not occur. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that the medical marijuana, CBD sector, or alternative health businesses will provide any benefit to Lexaria, or that the Company will experience any growth through participation in these sectors. There is no assurance that existing capital is sufficient for the Company's needs or that it will need to attempt to raise additional capital. There is no assurance that any cannabinoid-based product will promote, assist, or maintain any beneficial human health conditions whatsoever. No statement herein has been evaluated by the Food and Drug Administration (FDA). ViPovaTM products are not intended to diagnose, treat, cure or prevent any disease.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.